Exhibit 10(z)

                              EMPLOYMENT AGREEMENT
                 CLEAN DIESEL TECHNOLOGIES, INC. - ANN B. RUPLE

     AGREEMENT made as of the date set forth below by and between Ann B. Ruple of 15 Algonquin Road, Fairfield, CT 06825 ("Employee") and Clean Diesel Technologies, Inc., a Delaware corporation (the "Company"), having a place of business at Suite 702, 300 Atlantic Street, Stamford, CT 06901.

     WHEREAS, the Company desires certain services for itself and Employee desires to contract with the Company to perform such services;

     NOW THEREFORE, in consideration of the mutual covenants hereinafter recited, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.     Term:  This Agreement shall commence on December 13, 2006, and shall
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continue  thereafter  until  terminated  by  either  party  as  provided  below.

     2.     Scope  of Work:  Title:  On the Commencement Date, Employee shall be
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the  Chief  Financial  Officer and Vice President Administration of the Company.
In such employment, Employee shall on a full-time basis direct all of Employee's efforts toward the performance of such duties as shall be assigned to Employee by the President and Chief Executive Officer. "Full time" shall mean no other substantial outside business activities.

     3.     Salary:  (a)  Benefits.  The  Company agrees to cause Employee to be
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paid  for  Employee's  services  hereunder at the rate of One Hundred Fifty Five
Thousand Dollars (US $155,000) per year. Employee shall be paid such amounts by the Company according to its normal and customary procedures from time to time in effect but not less often than monthly. Employee shall be entitled to participate from time to time in such benefit programs as the Company may customarily extend to its officers as a class. Employee shall be entitled to three weeks vacation during the first year of employment and four weeks per year thereafter. This Agreement may not be construed to prevent the Company from rescinding any benefit programs for Employee so long as such rescission applies to officers as a class. After one year of employment the salary will be increased by 10 per cent to One Hundred Seventy Thousand Five Hundred Dollars (US $170,500). Also at that time the Company shall include the Employee in such incentive or bonus plan as shall be offered generally to the officers of the Company. The terms of the incentive or bonus will be discussed and agreed upon at the appropriate time.

          (b)  Stock.  Subject to  the approval of the Board of Directors of the
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Company,  the  Company  will arrange for the Executive to receive a stock option award under its 1994 Incentive Plan (the "Plan") to purchase Fifty Thousand (50,000) shares of the Company's common stock, $.05 par value, at an exercise price which shall be the fair market value of the stock on the Award Date, as determined pursuant to


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the terms of the Plan. The Award Date shall be the earlier of the next regularly scheduled meeting of the Board of Directors or such date promptly after the commencement of the Executive's employment as the Board shall act. Such option shall have a term of ten (10) years and shall vest in increments of 10,000 shares on the first through the fourth anniversaries of the Commencement Date. Such option, which shall otherwise include substantially the same terms and conditions as options awarded to other U.S. based officers of the Company shall, nevertheless, lapse and be forfeited in its entirety, if the Executive shall not be employed by the Company on the first anniversary of the Commencement Date.

     4.     Expenses:  Employee  shall  be  reimbursed  by  the  Company for all
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ordinary and necessary out-of-pocket expenses incurred by Employee in performing
Employee's services hereunder. Such expenses to be reported from time-to-time by Employee on the Company's customary forms of expense report and submitted for approval to the Company pursuant to its policies from time to time in effect.

     5.     Termination  of Employment:  (a) Just Cause.  The Company may at any
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time  terminate  this  Agreement  for  Just  Cause.  "Just Cause" shall mean, as determined by the Board of Directors in its sole discretion, conviction of Employee under, or a plea of guilty by the Employee to, any charge which would constitute a felony under the laws of Connecticut, regardless of jurisdiction; any instance of fraud, embezzlement, self-dealing, insider trading or similar malfeasance with respect to the Company regardless of the amount involved; any instance of material disloyalty, insubordination, or disparagement of the Company to an outside party; or any instance of substance abuse of a controlled substance or, otherwise, a pattern of substance abuse which limits Employee's performance of Employee's duties.

          (b)  Disability.  The Company may terminate this Agreement at any time
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upon  the  physical  disability  of  Employee,  if  the  Directors in their sole discretion shall determine that, as a result of physical disability Employee has for a period of six months been substantially absent from Employee's customary place of work and unable to perform Employee's customary duties.

          (c)  At  Will.  Either  of  Employee  or  Company  may  terminate this
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Agreement  at  any time on written notice one to the other. Where Employee shall terminate  this  Agreement by resigning employment, Employee shall provide three
(3) month's written notice thereof to Company. Where Company shall terminate this Agreement, Company shall provide salary and benefit continuation (in the amount and of the nature then enjoyed by Employee) to the Employee month-to-month for a period of six months, or until Employee shall earlier find other substantially comparable employment, under which circumstances the salary would be continued but CDT would be entitled to a dollar for dollar reduction compared to the salary of the new employment. Termination at will under this sub-section (c) shall also include constructive discharge. "Constructive Discharge" means that the responsibilities of Employee have been materially diminished or Employee's position is to be relocated more than sixty miles from the Employee's residence at the time of Change in Control. "Change in


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Control"  has  the  meaning  for such phrase as is set out in the Company's 1994
Incentive  Plan.

     6.     Discoveries  and  Inventions:   (a)  All patentable and unpatentable
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inventions, discoveries and ideas which are made or conceived by Employee during the term of Employee's employment, and which are based upon or arise out of Employee's services hereunder ("Developments") are or shall become the Company's property. Employee agrees to disclose promptly to the Company each such Development and, upon the Company's request and at its expense, Employee will assist the Company, or its designee, in making application for Letters Patent in any country in the world. Employee further agrees, at no expense to Employee, to execute all papers and do all things which may be necessary or advisable to prosecute such applications, and to transfer to and vest in the Company, or its designee, all the right, title and interest in and to such Developments, and all applications for patents and Letters Patent issued thereon. If for any reason Employee is unable to effectuate a full assignment of any such Development, Employee agrees to transfer to the Company, or its designee, Employee's transferable rights, whether they be exclusive or non-exclusive, or as a joint inventor or partial owner of the Development. No action or inaction by the Company shall in any event be construed as a waiver or abandonment of its rights to any such Development except an instrument in writing assigned by an authorized official of the Company by which it specifically states it intends to be bound in such respect.

     7.     Proprietary  Information:  Employee  will  not  at  any time, either
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during  the term of this Agreement or thereafter, disclose to others, or use for
Employee's own benefit or the benefit of others, any of the Developments or any confidential, proprietary or secret information owned, possessed or used by the Company or any of its subsidiaries or affiliates (collectively, "Proprietary Information"), which, by way of illustration, but not limitation, includes devices, structures, machines, data, know-how, business opportunities, marketing plans, forecasts, unpublished financial statements, budgets, licenses and information concerning prices, costs, employees, customers and suppliers. Employee's undertakings and obligations under this Paragraph 7 will not apply to any Proprietary Information which: (a) is or becomes generally known to the public through no action on the part of the Employee or (b) is generally disclosed to third parties by the Company or any of its subsidiaries or affiliates without restriction on such third parties. Upon termination of this Agreement or at any other time upon request, Employee will promptly deliver to the Company all keys, notes, memoranda, notebooks, computers, computer disks, drawings, designs, three dimensional figures, photographs, layouts, diagrams, records, reports, files and other documents (and all copies or reproductions of such materials) in Employee's possession or under Employee's control, whether prepared by him or others, which contain Proprietary Information. Employee acknowledges that this material is the sole property of the Company or a subsidiary or an affiliate of the Company.

     8.     Non-Competition:  Following  the  termination  of Employment for any
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reason,  Employee  agrees  that  Employee  will  not  recruit, entice, induce or encourage  any  of  the  Company's  other  employees  or  consultants


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to  engage  in  any  activity which, were it done by Employee, would violate any provision of Employee's Agreement. For a two-year period after termination of employment and before performing any services for others, as employee or consultant or otherwise, in the actual lines of business in which Employee has performed services for the Company, its subsidiaries or affiliates, Employee will notify the Company of the general nature of the services to be performed and the party for whom they will be performed and Employee will, also, prior to undertaking such service or employment inform the other party of the existence of the covenants in Sections 6, 7 and 8 of this Agreement. Employee admits that breach of Employee's covenants hereunder regarding the Company's Proprietary information is likely to cause serious economic injury to the Company.

     9.     Assignment:  This  Agreement  may  not  be  assigned by either party
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without  the  prior written consent of the other party; provided, however,  that the acquisition by any person of all or substantially all of the assets or capital stock of the Company shall not be considered an assignment of this Agreement by the Company.

     10.     Continuing  Obligations:  The  Employee's  covenants  set  forth in
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Sections 6, 7, and 8 above shall continue according to their terms following the termination  of  this  Agreement.

     11.     Governing  Law;  Waiver  of Trial by Jury; Equitable Remedies. This
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Agreement,  the interpretation hereof and the resolution of any and all disputes between the Company and Employee shall be governed by and interpreted under the internal substantive and procedural laws of the State of Connecticut without any reference to conflicts of laws rules. In the resolution of any disputes the parties agree to submit to the exclusive jurisdiction of the Superior Court of Connecticut, Stamford/Norwalk District and waive any claims of forum non conveniens with respect to that jurisdiction and also waive any claim to trial by jury in any proceeding. The parties further agree that any violations of Employee's covenants set forth in Sections 6, 7 and 8 above may cause irreparable harm to the Company which harm is not capable of accurate determination and for which the remedy of damages may be insufficient. Accordingly, in any proceeding to enforce the Company's rights under such Sections 6,7 and 8, the Company may seek, in addition to damages, equitable remedies such as injunctions, temporary injunctions and restraining orders and the parties hereby waive any requirement of bond in any such proceeding or in any appeal therefrom.

     12.     Legal  Advice;  Rescission.  Employee  agrees  that  this Agreement
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involves Employee's waiver of certain legal rights. Employee may, if Employee so chooses, consult with an attorney about the terms of this Agreement before signing it. Employee further acknowledges that (a) the Company has given Employee a twenty-one (21) day period in which to consider the terms and binding effect of this Agreement, which twenty one (21) day period Employee way waive, and (b) that, if Employee does sign this Agreement, Employee shall have seven
(7) days thereafter to change Employee's mind and revoke it. Employee agrees that if Employee decides to revoke this Agreement, Employee will inform the Company within that seven (7) day period and obtain a written


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acknowledgment  of  the revocation which the Company agrees to provide. Employee understands that revocation of this Agreement will affect Employee's employment status. Employee states that Employee has carefully read this Agreement; that Employee understands its final and binding effect and agrees to be bound by its terms; and that Employee has signed this Agreement voluntarily.

     13.     Notices.  All  notices  hereunder  shall be in writing and shall be
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deemed  effective  upon  receipt, if hand delivered, or if sent by facsimile and acknowledged electronically, or by courier and receipted on delivery. Notices by mail shall be deemed received on receipt, if sent first class or priority mail postage prepaid return receipt requested and the sender shall have the signed receipt. Otherwise notices shall be deemed effective five (5) days after transmission. In each case notices shall be transmitted to the address first given above or such other address as may be given by notice as provided herein.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


EMPLOYEE                                  CLEAN DIESEL TECHNOLOGIES, INC.


 /s/ Ann B. Ruple                         /s/  B. Steiner
-----------------------------------       ----------------------------------
Name:                                     Name:
                                          (Vice) President

Date: 11/29/06                            Date: 11/29/06
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